                                                                    EXHIBIT 10.2

                               [LOGO OF FINOVA]


                    Schedule to Loan and Security Agreement

Borrower:     Cumetrix Data Systems Corp.

Address:      957 Lawson Street
              City of Industry, California 91748

Date:         10/22/98
              --------

This Schedule forms an integral part of the Loan and Security Agreement between the above Borrower and FINOVA Capital Corporation dated the above date, and all references herein and therein to "this Agreement" shall be deemed to refer to said Agreement and to this Schedule.

TOTAL FACILITY (Section 2.1):

Twenty-Five Million Dollars ($25,000,000) (the "Total Facility")


LOANS (Section 2.2):

      A. Revolving Loans: a revolving line of credit ("Revolving Credit Line")
         ---------------
         consisting of loans against Borrower's Eligible Receivables and Eligible Inventory ("Revolving Loans") in an aggregate outstanding principal amount (the "Revolving Loans Borrowing Base") not to exceed the lesser of:

             (a) Five Million Dollars ($5,000,000) (the "Maximum Revolving Facility Amount"); or
             (b) an amount equal to the sum of: (i) eighty-five percent (85%) of the net amount of Eligible Receivables due from an account debtor other than FINOVA; and (ii) one hundred percent (100%) of the net amount of Eligible Receivables due from FINOVA pursuant to a floor plan financing arrangement with Borrower's customer.

      B. Floorplan Loans: a floorplan line of credit consisting of loans against
         ---------------
         Borrower's Floorplanned Inventory ("Floorplan Loans") in an aggregate principal amount not to exceed at any time Twenty Million Dollars ($20,000,000) less the amount of any outstanding approvals given by FINOVA to any manufacturer of Floorplanned Inventory. No individual Floorplan Loan shall exceed 100% of the manufacturer's invoice price for Eligible Inventory ("Floorplan Loans Borrowing Base").

In no event may the sum of the Revolving Loans and Floorplan Loans exceed the Total Facility.

CONDITIONS PRECEDENT (SECTION 4):

         The obligation of FINOVA to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of FINOVA and its counsel, of the following conditions, in addition to the conditions set forth in Sections
2.1 and 2.2 above:

         (i) There shall have been no material adverse change in the business, operations,profits or prospects of Borrower, or in the condition of the assets of Borrower, between April 30, 1998 and the date hereof.
         (ii) Receipt by FINOVA of the monthly unaudited financial statement for the month ending June 30, 1998.
         (iii) Receipt by FINOVA of the SEC Form 10-Q for the quarter ending June 30, 1998.
         (iv) Receipt by FINOVA of the Year 2000 Compliant Questionnaire.


INTEREST AND FEES (SECTION 2.6):

         Revolving Credit Line Interest Rate: Borrower shall pay FINOVA interest
         -----------------------------------
on the daily outstanding balance of all Revolving Loans at a per annum rate equal to the "Base Rate". The Base Rate shall equal the rate of interest published in the "Money Rates" section of The Wall Street Journal as the "Prime
Rate".                                    -----------------------
         In the event that the Borrower's total debt to tangible capital funds (Section 6.13 of Schedule) exceeds 3.0:1.0 at any quarter-end, the rate chargeable hereunder will be increased to the Base Rate plus one-half of one percentage point (0.5%).

         Floorplan Credit Line Interest.  Interest free, if paid within the free
         ------------------------------
period (60 days) extended by FINOVA. Interest on any amount past due under the Floorplan Credit Line pursuant to Section 2.7 hereof shall accrue from the due date or any extended due date at a per annum rate of six percentage points (6.0%) in excess of the Base Rate.

         In all applications, the interest rate chargeable hereunder shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective immediately. In all applications unless specified otherwise, interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to FINOVA in arrears on the first day of each month.


         Facility Fee.       NONE
         ------------

         Transaction Fee.    NONE
         ---------------

         Application Fee.    None
         ---------------

         Examination Fees.   None, as long as no Event of Default shall have
         ----------------
occurred. After an Event of Default has occurred, Borrower agrees to pay FINOVA an examination fee in the amount of Five Hundred Dollars ($500) per person per day plus out-of-pocket expenses in connection with each audit or examination of Borrower performed by FINOVA.

INSURANCE (Section 3.4): Borrower agrees to maintain insurance in an amount sufficient to fully cover the cost of all Inventory at all time which amount shall initially be Five Million Dollars ($5,000,000). In the event that the amount of Inventory exceeds such amount, FINOVA may require at any time that Borrower provide to FINOVA evidence of insurance covering all inventory.

REPORTING REQUIREMENTS (SECTION 9.1):

1. Borrower shall provide FINOVA with collateral and loan reports when Revolving Loan advances are requested, and at least as of month-end. In the event that the lockbox is implemented, a Collateral and Loan Report shall be submitted when revolving loan advances are requested, and at least on a weekly basis, and as of month-end.

2. Borrower shall provide FINOVA with monthly agings aged by invoice date and reconciliations of Receivables within ten (10) days after the end of each month.

3. Borrower shall provide FINOVA with monthly accounts payable agings aged by invoice date, outstanding or held check registers and inventory certificates within ten (10) days after the end of each month.

4. Borrower shall provide FINOVA with monthly perpetual inventory reports for the Inventory (segregating Floorplanned Inventory from Eligible Inventory and from Ineligible Inventory) valued on a first-in, first-out basis at the lower of cost or market (in accordance with generally accepted accounting principles) or such other inventory reports as are reasonably requested by FINOVA, all weekly reports by Tuesday of each week with respect to reports for the immediately preceding week. Monthly reports shall be aged and provided to FINOVA within ten days after the end of each month. Without limiting the generality of the foregoing, each separate inventory report as to Floorplanned Inventory shall also set forth the applicable Valid Price Protection and RMA Credit amounts. Inventory reports will be sorted by location and further sub-totaled by product line.

5. Borrower shall provide FINOVA with monthly unaudited financial statements within forty-five (45) days after the end of each month.

6. Borrower shall provide FINOVA with quarterly unaudited financial statements within forty-five (45) days after the end of each quarter. In addition, Borrower shall provide FINOVA with its SEC Form 10-Q within forty-five (45) days after the end of each quarter.

7. Borrower shall provide FINOVA with audited consolidated and consolidating fiscal financial statements within ninety (90) days after the end of each fiscal year, as more specifically described in Section 9.1 hereof, and with an opinion issued by a Certified Public Accountant which is acceptable to FINOVA. In addition, Borrower shall provide FINOVA with its SEC-Form 10-K within ninety (90) days after the end of each fiscal year.

8. Borrower shall provide FINOVA with annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within ninety (90) days after the end of each fiscal year of Borrower.


Credit Memoranda (Section 3.5):                $50,000

Business Days for Clearance (Section 2.11):    2 days

Inventory Returns (Section 3.6):               $25,000

Events of Default-liens (Section 7.1(h)):      $20.000

Events of Default-Judgments (7.1):             $100,000

BORROWER INFORMATION:

Borrower's State of Incorporation (Section 5.1):          California

Fictitious Names/Prior Corporate Names (Section 5.2):     Data Net International, Inc.
                                                          Cumetrix Computer Systems, Inc.

Borrower Location(s) (Section 5.16):                      957 Lawson Street, City of Industry
                                                          CA 91748

Permitted Encumbrances (Section 1.1):                     Sunston Equipment Inc.

FINANCIAL COVENANTS (Section 6.13):

     Borrower shall comply with all of the following covenants. Compliance shall be determined as of the end of each quarter, except as otherwise specifically provided below:

Working                   Borrower shall maintain Working Capital of not less than:
-------
Capital                         $5,000,000      at the Closing Date and at all times thereafter.
-------                         ----------


Tangible
--------
Capital Funds.            Borrower shall maintain Tangible Capital Funds of not less than;
-------------
                                $6,500,000      at the Closing Date and at all times thereafter.
                                ----------

Debt to Tangible
----------------
Capital Funds.            Borrower shall maintain a ratio of Indebtedness to Tangible Capital Funds of not greater
-------------             than:
                                4.0x to 1.0x           At the Closing Date and at all times thereafter
                                ------------

All capitalized terms used in the financial covenants section of the Agreement not otherwise defined herein shall have the meaning ascribed to such term under the generally accepted accounting principles, as of the Closing Date, and shall be calculated on a basis consistent therewith.

NEGATIVE COVENANTS (Section 6):

Capital Expenditures:     $500,000 beginning with 1999 fiscal year.
--------------------

Indebtedness:             $500,000
------------
Year 2000 Compliance:     Borrower must implement its new accounting system (Navision) by 12/31/98. This system
--------------------      must be Year 2000 compliant.



TERM (Section 9.2):

     The initial term of this Agreement shall be Two (2) year(s) from the date hereof (the "Initial Term"), unless earlier terminated as provided in Section 9 or 7.2 above or elsewhere in this Agreement.

TERMINATION FEE (Section 9.2):   (a) 2% of the $5,000,000 Revolving Credit
                                     Facility if terminated in the first year,
                                         And
                                 (b) 1% of the $5,000,000 Revolving Credit
                                     Facility if terminated during the second year.

DEFINITIONS (Section 1.1):
-------------------------

"Eligible Inventory" means Inventory which FINOVA, in its sole judgment, deems
 ------------------
Eligible Inventory, based on such considerations as FINOVA may from time to time deem appropriate. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in FINOVA's sole judgment, such Inventory
(i) consists of finished goods, in good, new and salable condition which are not obsolete or unmerchantable, and unless otherwise provided for in the Schedule are not comprised of raw materials, parts, work in process, packaging, materials or supplies; (ii) meets all standards imposed by any governmental agency or authority; (iii) conforms in all respects to the warranties and representations set forth herein; (iv) is at all times subject to FINOVA's duly perfected, first priority security interest; (v) meets all criteria under FINOVA's agreement with the manufacturer of such Inventory; (vi) is not Floorplanned Inventory and (vii) is situated at a location in compliance with Section 5.16 hereof.

"Eligible Receivables" means Receivables arising in the ordinary course of
 --------------------
Borrower's business from the sale of goods or rendition of services which FINOVA, in its sole judgment, shall deem eligible based on such considerations as FINOVA may from time to time deem appropriate. Without limiting the foregoing, a Receivable shall not be deemed to be an Eligible Receivable if (i) the account debtor has failed to pay the Receivable within a period of ninety
(90) days after invoice date or, with respect to any Receivable where the account debtor is the United States or any department, agency or instrumentality thereof, ninety (90) days after invoice date, to the extent of any amount remaining unpaid after such period, or, if the Receivable is payable C.O.D., the Receivable has not been paid within ninety (90) days after the date the goods were shipped; (ii) the account debtor has failed to pay more than the Cross-age percentage specified below of all outstanding Receivables owed to it by Borrower within ninety (90) days after invoice date; (iii) the account debtor is an Affiliate of Borrower; (iv) the goods relating thereto are placed on consignment, guaranteed sale or other terms pursuant to which payment by the account debtor may be conditional; (v) the account debtor is not located in the United States or Canada, unless the Receivable is supported by a letter of credit or other form of guaranty or security, in each case in form and substance satisfactory to FINOVA; (iv) the account debtor is the United States or any department, agency or instrumentality thereof, which has not acknowledged the assignment of the contract Receivable to FINOVA in accordance with the Federal Assignment of Claims Acts (open account Receivables due from the United States or any department, agency or instrumentality thereof may be excluded from this provision in FINOVA's sole discretion); (vii) Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (viii) the account debtor's total obligations to Borrower exceed the Concentration limit specified below of all Eligible Receivables, (ix) the account debtor disputes liability or makes any claim with respect thereto (up to the amount of such liability or claim), or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (x) the amount thereof consists of late charges or finance charges; (xi) the amount thereof consists of a credit balance more than ninety (90) days past due; or (xii) the face amount thereof exceeds the Proof of Shipment threshold amount specified below, unless accompanied by evidence of shipment of the goods relating thereto satisfactory to FINOVA in its sole discretion.


     (ii)    Cross-age percentage          25%

     (viii)  Concentration limit           25%

     (xii)   Proof of Shipment threshold   $50,000

"Prepared Financials"     means the balance sheets of Borrower as of the date
 -------------------      hereof, and as of each subsequent date on which
                          audited balance sheets are delivered to FINOVA from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates in each case prepared in accordance with Generally Accepted Accounting Principles consistently applied.

"Guarantors"              None.
 ----------

"Subordinated Creditor"   means any individual who may subordinate its
 ---------------------    indebtedness of FINOVA from time to time. There are no
                          subordinated creditors as of the date hereunder.

DISBURSEMENT (Section 9.11):

     Unless and until Borrower otherwise directs FINOVA in writing, all loans (other than Floorplan Loans disbursed directly to manufacturers or vendors of Floorplanned Inventory as contemplated in Section 2.4 of this Agreement) shall be wired to Borrower's operating bank account:

     Account Number: 1463401601
     Bank: Bank of America
     City, State: City of Industry, CA
     ABA#: 121000358

NOTICE (Section 9.12):

     Any notices sent to FINOVA should be sent simultaneously to the address listed in the preamble to the Agreement and to the following:

     FINOVA Capital Corporation
     1850 Central Avenue
     P.O. Box 2209
     Phoenix, AZ 85002-2209
     Attn: Associate General Counsel


     FINOVA Capital Corporation
     1060 First Avenue, Suite 100
     King of Prussia, PA 19406
     Attn: Portfolio Manager

ADDITIONAL PROVISIONS:

1.  Field exams to be conducted on a quarterly basis.
2. A lockbox will be required if average outstandings under the Revolving Credit Facility exceed One Million Five Hundred Thousand Dollars ($1,500,000) for 90 days.

3. Borrower must submit evidence of casualty insurance in the amount of Five Million Dollars ($5,000,000), with the FINOVA listed as Lender Loss Payee on the policy. In the event that Borrower's inventory levels exceed $5,000,000, Borrower must provide FINOVA with evidence of casualty insurance to cover all inventory.
4. Borrower must provide FINOVA with company-prepared monthly projections by August 31, 1998 for the Fiscal year ending March 31, 1999.
5.  Borrower must complete FINOVA's Year 2000 Questionnaire.




BORROWER:                                     FINOVA:

CUMETRIX DATA SYSTEMS CORP.                   FINOVA CAPITAL CORPORATION

Tax I.D. No. 95-4574138
            ------------------------

By: /s/ James Ung                             By: /s/ [ILLEGIBLE]
    --------------------------------              ----------------------
    James Ung, President                          Vice President

By: /s/ Mei Yang
    --------------------------------
    Mei Yang, Secretary



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